Exhibit 99.1

The Glimpse Group Announces Record Unaudited Preliminary Revenues

For Fiscal Q4 and Full Year 2022

Q4 FY 2022 Expected Revenues of approximately $2.5 Million, representing Year-over-Year Growth of approximately 2.5X; FY 2022 Expected Revenues of approximately $7.2 Million, representing Year-over-Year Growth of approximately 2.1X

NEW YORK, NY July 19, 2022 — The Glimpse Group, Inc. (“Glimpse”) (NASDAQ:VRAR)(FSE:9DR), a diversified Virtual Reality (“VR”) and Augmented Reality (“AR”) platform company providing enterprise-focused VR and AR software and services solutions, provided preliminary record revenue results for its 2022 Fiscal Year fourth quarter and full year (“Q4 FY ‘22” and “FY ‘22”).

Preliminary Q4 FY ‘22 Results (ending June 30, 2022)

The Company expects total revenues for Q4 FY ‘22 of approximately $2.4-2.5 million, representing a significant year-over-year increase of approximately 2.5X, compared to revenues of approximately $0.99 million in Q4 FY ‘21 and approximately 1.2X increase compared to Q3 FY ‘22 revenues. This quarter’s revenue is the highest in the Company’s history and the first quarter which fully incorporates S5D’s financial results (acquisition closed February ‘22).

Preliminary Full Year FY ‘22 Results (ending June 30, 2022)

The Company expects total revenues for FY ‘22 of approximately $7.15-7.25 million, representing a significant year-over-year increase of approximately 2.1X compared to revenues of approximately $3.42 million in FY ‘21. These include S5D’s financial results from February ‘22. However, had S5D’s financial results been included since July 1, 2021, the aggregate “as if” revenues would have been approximately $9.7 million or approximately 2.8X increase compared to Glimpse’s FY ‘21 revenues.

The figures detailed above do not include any revenue from the Brightline Interactive transaction, which is expected to close in the coming weeks. Brightline generated approximately $5 million in calendar year 2021.

As of June 30, 2022, the Company had over $18 million in cash and equivalents, no debt, no preferred equity outstanding and no material liabilities.

Final recognized revenue and any other financials are the Company’s estimates, are subject to auditor’s review, may change and will be released with the Company’s audited financial statements and related 10K report, to be filed by September 30, 2022.

Lyron Bentovim, President & CEO of Glimpse commented: “Since our July 1, 2021 Nasdaq IPO, we have consistently generated record revenues quarter to quarter, driven by high organic growth and well structured, accretive acquisitions. Upon our IPO, annual revenue was $3.4 million, and after the completion of the Brightline transaction we expect to be at a $15 million annual revenue run rate or approximately 4.5X revenue growth - all in our first year as a public company. That is a testament to our model, diversity, ability to execute and growth potential. With a strong and clean balance sheet, over 200 VR and AR professionals, numerous patents, expanding revenue and potential acquisition pipelines, Glimpse is well positioned to continue to capitalize on the significant growth opportunities in this emerging industry as the only pure play, Nasdaq listed, diversified, VR/AR software and services company.”

About The Glimpse Group

The Glimpse Group (NASDAQ:VRAR, FSE:9DR) is a diversified Virtual and Augmented Reality platform company, comprised of multiple VR and AR software & services companies, and designed with the specific purpose of cultivating companies in the emerging VR/AR industry. Glimpse’s unique business model simplifies challenges faced by VR/AR companies and creates a robust ecosystem, while simultaneously providing investors an opportunity to invest directly into the emerging VR/AR industry via a diversified platform. For more information on The Glimpse Group, please visit www.theglimpsegroup.com.

Safe Harbor Statement

This press release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This press release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business. Forward-looking statements include statements regarding our expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,”, “view,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” and “would” or similar words. All forecasts are provided by management in this release are based on information available at this time and management expects that internal projections and expectations may change over time. In addition, the forecasts are entirely on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Glimpse Contact

Maydan Rothblum

CFO & COO

The Glimpse Group, Inc.

917-292-2685

maydan@theglimpsegroup.com

Investor Relations

Mark Schwalenberg, CFA

Director

MZ Group - North America

312-261-6430

Glimpse@mzgroup.us

www.mzgroup.us